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Exhibit 5.1

[LETTERHEAD OF LUCE, FORWARD, HAMILTON & SCRIPPS LLP]

August 5, 2004

SYS
5050 Murphy Canyon Road, Suite 200
San Diego, CA 92123

Re:
Third Amendment to Registration Statement on Form SB-2 for 3,320,999 Shares of Common Stock

Ladies and Gentlemen:

        We have acted as your counsel in connection with the preparation of the Third Amendment to the Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission to register 3,320,999 shares of common stock, no par value per share (the "Common Stock"), of SYS, a California corporation (the "Company"), to be sold by the selling stockholders set forth in the Registration Statement.

        For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

        On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being registered under the Registration Statement, if sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.

Very truly yours,

/s/  LUCE, FORWARD, HAMILTON & SCRIPPS LLP

Luce, Forward, Hamilton & Scripps LLP

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  Exhibit 5.1